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                                                                   EXHIBIT 10.17

                        AMENDED PARTICIPATION AGREEMENT
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  This Amended Participation Agreement (the "Agreement") is made and executed this 31st day of October, 2001 by and between PNC BANK, NATIONAL ASSOCIATION ("Lender") with an office at 1600 Market Street, Philadelphia, Pennsylvania 19103, Attn: Frank Devine, Assistant Vice President, and FARO TECHNOLOGIES, INC., with an office at 125 Technology Park, Lake Mary, FL 32746 Attn: Dr. Simon Raab ("Participant").

                                 BACKGROUND
                                 ----------

  A. Pursuant to the terms and conditions of a certain Loan Agreement ("Loan Agreement") dated January 28, 1998 and related agreements, instruments and documents, all as amended from time to time (collectively called the "Credit Documents"), Lender has made loans, advances, and extensions of credit ("Line of Credit") to Spatialmetrix Corporation ("Borrower") up to a current maximum principal outstanding amount of $2,300,000 at any one time.

  B. Participant acknowledges receipt of copies of the Credit Documents. All capitalized terms used herein without definition shall have the respective meanings ascribed thereto in the Credit Documents.

  C. On April 13, 2001, Lender increased the maximum principal among of the Line of Credit to Three Million Eight Hundred Thousand Dollars ($3,800,000.00) and Lender and Participant entered into a Participation Agreement whereby Lender sold and transferred to Participant a participating interest in the Line of Credit subject to the terms and conditions set forth in the Participation Agreement.

  D. Contemporaneously herewith, Lender is further increasing the maximum principal amount of the Line of Credit to Five Million Three Hundred Thousand ($5,300,000) Dollars. Participant has agreed to purchase and accept and Lender is willing to sell and transfer to Participant an increased participating interest in the Line of Credit subject to the terms and conditions hereinafter set forth.

  NOW, THEREFORE, with the foregoing Background deemed incorporated herein and made a part hereof, for good and valuable consideration the receipt of which is hereby acknowledged, and intending to be legally bound, the parties hereby covenant and agree as follows:

  1. Pursuant and subject to the terms hereof, Lender hereby sells, extends and transfers to Participant and Participant hereby purchases and accepts from Lender an undivided participating interest in the Line of Credit ("Participation Share") in an amount equal to the lesser of: (i) fifty six and sixty one hundredths percent (56.60%) ("Participation Percentage") of the principal amount of the Line of Credit outstanding on the books of Lender, or (ii) $3,000,000. Participant's Participation Share shall be sold on a "last out" basis, meaning the Participant's Participation Share shall only be paid after Lender's share of the Line of Credit is paid and satisfied in full.

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  2.   INTENTIONALLY DELETED.

  3. Lender shall pay over to Participant from and promptly after payment to Lender of, the interest actually received by Lender from Borrower, a sum equal to interest calculated on Participant's actual outstanding daily Participation Share of the Line of Credit for the period covered by the interest payment at the per-annum rate equal to PNC Bank's Prime Rate plus two and one-quarters of one (2.25 %) percent. Participant shall not share in any prepayment premiums or fees set forth in the Loan Agreement. If Lender should, for any reason, receive less than the full amount of interest or other compensation due under the Credit Documents, Participant's share of such interest or compensation set forth herein shall abate ratably.

  4. Except as set forth in Section 3 hereof, all amounts paid to and credited by Lender to the outstanding balance of the Line of Credit including, without limitation, principal, interest and expenses and including the proceeds or collections resulting from the realization from or disposition of any Collateral Security for the Line of Credit shall be applied first (to be applied to principal, interest and expenses in such order as Lender may elect) for the benefit of Lender and then second, to Participant. The term "Collateral Security" as used herein includes Lender's lien on or security interest in all of Borrower's Collateral (as defined in the Credit Documents) and the amounts payable under and the proceeds of all other agreements under which any party other than Borrower becomes liable in any capacity in connection with the Line of Credit; balances in any bank account (including proceeds of any setoff), or loss reserve account or other reserve account of Borrower which Lender or Participant appropriates and applies to or toward the satisfaction of any liability of Borrower to Lender; and all other property, real or personal, tangible or intangible, of Borrower or any third party which secures payment of the Line of Credit. Lender shall hold title to and possession of all Collateral Security and Credit Documents in its name. Upon payment in full of Lender's share of the Line of Credit, Participant shall be the full and sole owner of the Line of Credit, the Credit Documents and all rights and obligations thereunder in its sole name.

  5. Lender shall, at all times, have the sole and exclusive right to service, administer and monitor the Line of Credit, the Collateral Security and Credit Documents, including without limitation the rights to: (i) exercise all rights, privileges and options under the Credit Documents, including the credit judgment with respect to the making of advances and the determinations to the basis on which and the extent to which advances may be made, (ii) amend the Credit Documents, (iii) modify or terminate the Line of Credit or accelerate the Line of Credit, (iv) release, substitute or exchange any of the Collateral Security,
(v) waive nonperformance by Borrower or other Events of Default, or enforce or refrain from enforcing its rights or remedies under the Credit Documents, and
(vi) compromise claims by or against Borrower or with respect to any Collateral Security. Participant shall have no right or vote in connection with Lender's rights set forth above. Notwithstanding the foregoing, Lender and Participant agree as follows:

  (a) Participant shall not make any payments directly to Borrower but shall forward all additional funds to be advanced under this Agreement to Lender by wire transfer to PNC Bank, ABA 043000096, SL #19603-0010890 for further advance to Spatialmetrix Corporation, Note Number 601246497, contact Frank Devine at 215-585-4483 when wire is sent;

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  (b) Lender shall permit Borrower to draw upon the Line of Credit after the date for up to a maximum of $1,500,000;

  (c) Lender shall not make any further increases in the maximum principal amount of the Line of Credit beyond $5,300,000 without the Participant's prior written consent;

  (d) Participant acknowledges that it has received and approved Borrower's first draw request of Seven Hundred Fifty Thousand Dollars ($750,000) and that Participant shall, at the time of execution of this Agreement, wire to the Lender Seven Hundred and Fifty Thousand Dollars ($750,000) for further credit to the Borrower. No portion of the funds advanced by the Participant shall be used to pay down the Lender's portion of the Line of Credit;

  (e) Lender agrees that draw requests by the Borrower in excess of the first draw request of Seven Hundred Fifty Thousand Dollars ($750,000) shall not be made without the prior approval of Participant. No portion of the funds advanced by the Participant shall be used to pay down the Lender's portion of the Line of Credit;

  (f) Lender shall not release, substitute or exchange any of the Collateral Security without the Participant's prior written consent;

  (g) Lender shall not extend the time for repayment of the principal balance of the Line of Credit beyond December 28, 2001 without the Participant's prior written consent,

  (h) The parties hereto acknowledge that until such time as the Lender's portion of the Line of Credit is paid in full, Borrower shall remit forty percent (40%) of all gross receipts received by Borrower from the collection of accounts receivable or the sale of inventory immediately to Lender, to be applied as a direct repayment of the Lender's portion of the Line of Credit.

  (i) Participant previously purchased from Borrower a LaserTracker system, serial no. ___________ (the "Equipment") for which Participant has paid to Borrower the sum of $250,000. Lender consents to the re-purchase of the Equipment by the Borrower and agrees that Borrower may pay to the Participant the re-purchase price of $250,000 from the proceeds of the initial Advance hereunder.

  6. Lender shall have the right to deduct from payments on the Line of Credit, or collections from or proceeds of Collateral Security, such funds as may be necessary to pay or reimburse Lender for costs and expenses incurred by it and not reimbursed by Borrower. All out-of-pocket costs and out-of-pocket expenses incurred by Lender and not reimbursed by Borrower after the date hereof in connection with the amendment, administration and enforcement of the Line of Credit and Lender's rights in the Collateral Security (including, without limitation, reasonable counsel fees and expenditures to preserve and protect the Collateral Security under, and preserve and defend Lender's rights and interest under, the Credit Documents shall be shared by Participant pro rata with Lender based on Participant's Participation Percentage, however, Participant shall only be required to reimburse Lender for such out-of-pocket costs and expenses

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to the extent Participant has received monies from Lender for application against its Participation Share. Lender shall not be responsible to Participant for any of Participant's costs and expenses arising from the interpretation of, amendment to or enforcement of this Agreement, and neither Participant nor Lender shall be entitled to share, on a pro rata basis with the other, any costs and expenses arising from any actions or proceedings brought by Lender or Participant against the other party.

  7. Participant has entered into this Agreement solely upon its own independent investigation and credit analysis and is not relying upon any information supplied by or any representations made by Lender. Participant shall continue to make its own analysis and evaluation of Borrower. Lender makes no representation or warranty and assumes no responsibility with respect to (a) the financial condition of Borrower, any guarantor or other obligor, or any account debtor of Borrower; (b) the accuracy, sufficiency or currency of any information concerning the financial condition, prospects or results of operations of Borrower; (c) the sufficiency, authenticity, legal effect, validity or enforceability of the Credit Documents; or (d) the value, condition, location or quality to the Collateral Security. Lender assumes no responsibility or liability with respect to the collectibility of the Line of Credit or the performance by Borrower of any obligation under the Credit Documents.

  8. During the term of this Agreement, Lender will furnish Participant with copies of all financial statements and field examination reports of Borrower and such other financial statements and reports as Participant may reasonably request. Lender shall promptly provide Participant with a copy of all correspondence from Lender to Borrower, including without limitation, demands for payment, notices of default, notices of acceleration, summons and complaints, and all notices relating to the sale of the Collateral Security. Lender will promptly notify Participant when it receives notice of or has actual knowledge of any Event of Default under the Credit Documents.

  9. (a) Lender shall exercise the same care in accordance with commercially reasonable practices in administering, servicing and monitoring the Loan as it exercises with respect to similar transactions involving no participation. Lender shall exercise its right and options hereunder in a manner deemed by Lender to be in the best interests of Lender and Participant. Without limiting the foregoing, Lender may rely on the advice of counsel concerning legal matters and upon any written statements which it believes to be genuine or to have been presented by a proper person or entity and shall not be required to make any inquiry concerning the performance by Borrower of any of its obligations and liabilities under the Credit Documents or under any other document or agreement. Lender shall be entitled to rely on any notice, consent, certificate, affidavit, letter, telegram, teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed and sent by the proper person or persons and, in respect of legal matters, upon an opinion of counsel selected by Lender.

      (b) Notwithstanding Paragraph 9(a) above, Lender shall not in any event have any liability whatsoever to Participant except for Lender's negligence, willful misconduct or bad faith.

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  10.  (a)  In the event that:  (a) Lender is required to refund or repay to
Borrower or any other party all or any portion of any principal, interest or other payment which was paid to Lender after the date of this Agreement, and (b) Lender remitted all or a portion of such principal, interest or other payment to Participant pursuant to this Agreement, then Participant shall remit to Lender, on demand of Lender, such refunded or repaid amounts actually received by Participant.

       (b) Participant hereby indemnifies, ratably according to its Participation Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever arising after the date hereof, which may be imposed on, incurred by or asserted against the Bank in any way relating to or arising out of Lender's execution of, or compliance with this Agreement or actions taken or omitted by Lender at the direction of or with the consent of Participant in connection with the terms hereof, provided that Participant shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the willful misconduct or gross negligence of Lender. Participant's obligations under this Section shall survive the termination of the Credit Documents and this Agreement.

  11. (a) Participant acknowledges and agrees that this Agreement merely sets forth the terms and conditions under which it is acquiring an interest in certain loans and extensions of credit made and to be made by Lender in a commercial loan transaction entered into between Lender and Borrower, and that this Agreement is therefore not intended to represent and shall not be deemed to constitute a security. This Agreement and the participation of Participant in the Line of Credit are not intended to and shall not be deemed to create or constitute any joint venture or partnership between Participant and Lender.

       (b) No amounts paid by Participant hereunder shall be considered as a loan by Participant to Lender. It is expressly agreed that the participation herein described is a full-risk, non-recourse participation and that Participant shall look only to payments received and collected by Lender from Borrower or from Collateral Security or from any guarantor or other obligor for repayment of the participation.

  12. (a) Participant shall not sell, subparticipate, assign, transfer or pledge all or any portion of its Participation Share in the Line of Credit, or its rights or obligations hereunder, without the prior written consent of Lender.

       (b) Subject to the provisions of Section 13 hereof, nothing herein contained shall prohibit or restrict Lender from granting other participations in the Line of Credit to any other party as Lender may, in its sole discretion, elect. Lender shall provide Participant with prior written notice of the grant of other participations in the Line of Credit.

  13. (a) At any time after the date of this Agreement, Participant may, but is not obligated to, on ten (10) days' prior written notice to Lender, terminate this Agreement and tender to Lender, on the effective date of such termination, an amount of cash or Federal Funds or other funds immediately available in Philadelphia, Pennsylvania equal to 100% of Lender's Share in the outstanding balance of the Line of Credit, plus accrued interest as of the date of such

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tender. If such tender is duly made, Participant shall thereupon be deemed to have acquired Lender's entire Share for which such tender was made and this Agreement shall be terminated, except for obligations existing under paragraph 10(b) hereof on the date of tender.

       (b) If Lender has granted a participation in this Line of Credit to any person other than the Participant (an "Other Participant"), at any time after the date of this Agreement, Participant may, but is not obligated to, on ten
(10) days' prior written notice to the Other Participant, terminate this Agreement and tender to the Other Participant, on the effective date of termination, an amount of cash or Federal Funds or other funds immediately available in Philadelphia, Pennsylvania, equal to 100% of such Other Participant's Share in the outstanding balance of the Line of Credit, plus accrued interest as of the date of such tender. If such tender is duly made, Participant shall thereupon be deemed to have acquired such Other Participant's entire Share for which such tender was made and the Participation Agreement entered into between the Other Participant and Lender shall be terminated. Each participation agreement entered into by the Lender in which a participation in the Line of Credit is granted to any Other Participant shall incorporate the provisions of this Section 13.

       (c) From and after receipt of written notice from the Participant of its intention to exercise its option under Section 13(a) hereof, the Lender shall not take any of the actions described in Section 5(i) through (vi) without the prior written consent of Participant.

  14. During the term of this Agreement, Participant shall not with respect to Borrower, without the prior written consent of Lender, offer, solicit, negotiate, or otherwise contact Borrower in any manner regarding the Line of Credit, the Credit Documents, this Agreement or any of the terms of any of the above; provided however, that nothing in this Paragraph is intended to restrict Participant's discussions, negotiations or contacts with Borrower solely regarding Borrower's product development or matters arising from or relating to the proposed acquisition of the Borrower by the Participant.

  15. This Agreement may be executed in counterpart copies, each of which shall be deemed a duplicate original hereof.

  16. No modification or waiver of any provision of this Agreement shall be binding or enforceable unless in writing and signed by the party against whom enforcement is sought. No rights are intended to be created hereunder for the benefit of Borrower or any other third party beneficiary. Notices required or given hereunder shall be sent to the addresses set forth above either by telecopy, hand delivery against receipt or by a nationally-recognized overnight courier service on an overnight or next business day basis and sent to the addresses described on the first page of this Agreement. Notices shall be effective either immediately upon hand delivery or one business day after pick-up by express courier.

  17. This Agreement shall inure to the benefit of Lender and Participant and their respective successors and assigns. This Agreement shall be governed by the laws of the Commonwealth of Pennsylvania.

       THE PARTICIPANT HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION,

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       PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS AGREEMENT, ANY
       DOCUMENTS EXECUTED IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS. THE PARTICIPANT ACKNOWLEDGES THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed the day and year first above written.

                                         PNC BANK, NATIONAL ASSOCIATION



                                         By:
                                            ---------------------------
                                         Title:
                                               ------------------------


                                         FARO TECHNOLOGIES, INC.


                                         By:
                                            ---------------------------
                                         Title:
                                               ------------------------

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